FOR IMMEDIATE RELEASE

Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports Fourth Quarter and Fiscal Year 2021 Results

•Fourth quarter results consistent with preliminary disclosure; achieved $385M revenue
•Drove fourth quarter Residential gross margin of 25.6%, a multi-year high
•Residential demand remains strong with largest backlog in company history
•Pivotal year: Created a fast-growing, dynamic residential solar company well positioned for the future
•Looking ahead: New supply agreement with Maxeon provides greater degree of freedom for furthering product diversification

SAN JOSE, Calif., February 16, 2022 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for its fourth quarter ended January 2, 2022 in line with the preliminary results shared last month.

As previously disclosed, SunPower took a $27 million supplier-quality charge in fourth quarter 2021. The company is pursuing recovery of costs from the suppliers. The charges are expected to be funded with cash on hand.

Excluding the supplier-quality charge, SunPower reported fourth quarter revenue of a record $385 million, net income of $47 million and Adjusted EBITDA of $19 million. Factors affecting fourth quarter Adjusted EBITDA include approximately $6.5 million of Residential EBITDA effectively pushed into 2022 as the result of weather in California and COVID impacts. Another $3 million was invested in sales and marketing to rapidly expand SunPower’s serviceable solar market to more customers in underpenetrated areas nationally.

SunPower recently announced an agreement to sell its Commercial & Industrial Solutions (CIS) business to TotalEnergies for up to $250 million in cash, including $190 million payable at closing, subject to customary adjustments, and up to $60 million in contingent payments subject to regulatory evolution. The transaction will complete SunPower’s transition to a residential solar company with enhanced strategic focus on accelerating customer growth and expanding products and services to increase customer lifetime value.

“2021 was a pivotal year for SunPower as we charted a new course for the company with an enhanced focus on driving growth in the residential market, and the forward momentum continues into 2022” said Peter Faricy, CEO of SunPower. “Thanks to the strategic acquisition of Blue Raven, the sale of CIS, new executive hires, product innovation and our increased focus on lifetime customer experience, we have never been in a better position to optimize for growth in the year ahead making solar within reach for more homeowners across the nation. I am confident that our clear strategic direction will help create the industry’s best experience for residential customers and deliver long-term value to our shareholders.”

Solidified Strategic Position
With nearly 22,500 residential bookings in the quarter, up 42% versus the prior year, SunPower’s total residential install base reached 427,000 in 2021 with a growing and record-high backlog.

In addition, SunPower further enhanced its strategic position during 2021 by:

1.Acquiring Blue Raven Solar and introducing SunPower 25x25 commitments to help reach 100 million homes.
2.Launching a financial services institution, SunPower Financial™, to make renewable energy affordable for more American homeowners while enabling SunPower to lower its cost of capital.
3.Partnering with Wallbox to be the premier installer of electric vehicle (EV) charging solutions to make the switch to an electric lifestyle more convenient, affordable and sustainable.
4.Raising the bar higher for customer experience with an increased focus on monitoring issues, auditing supplier quality, and making corrections before customers even notice, where possible.
5.Expanding SunVault battery storage capabilities nationwide – including initiating the roll-out of its Virtual Power Plant (VPP) program — which customers are increasingly demanding to address the impact of power outages and rising energy prices. Ended the year with $130 million in storage bookings run rate.

SunPower also continued to lead the new homes market including an exclusive agreement with The New Home Company to provide solar, battery storage and at-home EV chargers as standard features in its newest California community. New homes segment showed accelerated growth with 8,700 new customers in the quarter, a 50% increase from the previous year, entering 2022 with a potential homebuilder pipeline of a record-high 66,000 customers.

Optimizing for Growth and Innovation
Sunpower’s goal is to enable people to power nearly every aspect of their lives — from home appliances to cars - with the sun. At the beginning of 2022, the company made a number of strategic investments and decisions that underscore this effort.

On February 14, SunPower entered into a new supply agreement with Maxeon. The new contract terms allow the company to exit from exclusivity ahead of schedule, providing the opportunity to continue offering Maxeon residential products while exploring additional panel providers. As a part of the negotiation, SunPower and Maxeon terminated their exclusivity agreement for Light Commercial Value-Added Reseller (CVAR) products. SunPower has made the decision to exit this business, reinforcing the company’s strategic direction to serve the consumer market exclusively.

This week, SunPower completed an investment in OhmConnect to help the fast-growing residential VPP provider deliver homeowners a full stack solution for energy savings and management. The investment and subsequent strategic affiliation will introduce new products and services that increase financial value for SunPower’s solar and storage customers and create new opportunities to deepen relationships with them while enabling more grid reliability.

Financial Highlights

($ Millions, except percentages and per-share data)	4th Quarter 2021	3rd Quarter 2021	4th Quarter 2020	Fiscal Year 2021	Fiscal Year 2020
GAAP revenue	$384.5	$323.6	$341.8	$1,323.5	$1,124.8
GAAP gross margin from continuing operations	13.3%	18.4%	22.0%	16.7%	14.9%
GAAP net income (loss) from continuing operations	$20.2	$(84.4)	$412.5	$(37.4)	$599.4
GAAP net income (loss) from continuing operations per diluted share	$0.11	$(0.49)	$2.08	$(0.22)	$3.11
Non-GAAP revenue[1]	$384.2	$322.0	$337.5	$1,312.7	$1,102.9
Non-GAAP gross margin[1]	13.9%	18.9%	22.4%	17.5%	16.8%
Non-GAAP net income (loss)[1]	$(12.8)	$10.6	$26.1	$12.5	$(3.7)
Non-GAAP net income (loss) from continuing operations per diluted share[1]	$(0.07)	$0.06	$0.14	$0.07	$(0.02)
Adjusted EBITDA[1]	$(7.6)	$18.2	$37.5	$46.8	$46.7
MW Recognized	154	121	153	527	483
Cash[2]	$127.1	$268.6	$232.8	$127.1	$232.8

Information presented for fiscal year 2020 above is for continuing operations only, and excludes results of Maxeon, other than Cash.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below

2Includes cash, and cash equivalents, excluding restricted cash

Financial Highlights
“As we enter 2022, the underlying fundamentals of our business are strong, with robust top of funnel lead generation and record-high bookings. We are also very pleased with residential gross margins that continued to come in well above 20% in the fourth quarter, reflecting strength in our sales and the trust we’ve built with homeowners,” said Manavendra Sial, chief financial officer at SunPower.

Fourth quarter financial highlights include:

1.Accelerating growth with 17,000 customers added in the quarter, growing 31% year over year.
2.Healthy Residential gross margins at 25.6%, up 100-basis points from the last year; and,
3.Strong balance sheet at $297 million net recourse debt including $127 million unrestricted cash.

Financial Outlook
On a GAAP basis, SunPower is projecting net income of $85 million to $105 million in 2022.

For 2022, SunPower is guiding to Adjusted EBITDA of $90 million to $110 million. Relative to prior color for 2022, the midpoint represents a reduction of approximately $15 million as a result of the plan to exit the Light Commercial business and another $20 million is primarily driven by the updated supply agreement with Maxeon as the company accelerates a shift toward a more diversified customer offering and supply chain. It assumes limited customer price increases during the transition. Residential customer volume is projected to grow by 73,000 to 80,000 customers this year, greater than 35% versus 2021, an acceleration of growth versus 28% for the prior year. Ongoing Residential Adjusted EBITDA before product and digital operating expense is projected at $2,000 to $2,400 per customer, based on the midpoint of projected volume.

Moving forward, SunPower is shifting toward annual guidance for these metrics, with an emphasis on EBITDA generation per customer rather than per watt. This reflects a longer-term view of value creation per customer and the broader industry shift toward the provision of multiple products and services beyond the initial solar system.

Earnings Conference Call Information
The company will host a conference call for investors this afternoon to discuss its fourth quarter and full year 2021 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s Investor Relations along with supplemental financial information at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.

About SunPower
Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding our future performance based on bookings, backlog, lead-generation, and pipelines in our sales channels and for our products; (b) estimated quality-related accounting charges and anticipated funding source, as well as pursuit of recovery from suppliers; (c) our expectations for expansion of our serviceable solar market and into additional markets; (d) the planned sale of our CIS business to TotalEnergies, including timing and certainty of closing; (e) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof; (f) our expectations regarding projected growth in 2022 and beyond, our positioning for future success, and ability to deliver long-term value to our shareholders; (g) our plans and expectations our acquisitions, strategic partnerships and initiatives, including our acquisition of Blue Raven Solar and our partnerships with Wallbox, OhmConnect, and the New Home Company; (h) our expectations regarding the impact of our 25X25 initiative to help ensure historically underserved communities benefit from solar and storage; (i) our expectations for our supply relationship with Maxeon, including plans to explore offering alternative products; (j) our planned areas of focus and investment, including our future focus on the consumer market and our plans to exit the light commercial business; (k) our plans for SunPower Financial, including impact on affordability of solar, and plans for expanded eligibility; (l) our plans to enhance our customer experience and quality programs, and anticipated results thereof; (m) the anticipated future success of our products and growth initiatives, including our ability to expand into new markets and increase adoption of our financial and other products, including impacts on our business and financial results; (n) our expectations for future business performance and sales based on the strength of our fundamentals and customer relationships; (o) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; and (p) our guidance for fiscal year 2022, including GAAP net income and Adjusted EBITDA, as well as expectations for residential customer volume, Residential EBITDA before product and digital operating expense per customer, and related assumptions.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic, and other factors; (3) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (4) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (5) changes in public policy, including the imposition and applicability of tariffs; (6) our dependence on sole- or limited-source supply relationships, including our exclusive supply relationship with Maxeon Solar Technologies; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2022 SunPower Corporation. All rights reserved. SUNPOWER, SUNPOWER FINANCIAL, SUNVAULT, and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

###

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 2, 2022	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$127,130	$232,765
Restricted cash and cash equivalents, current portion	4,157	5,518
Short-term investments	365,880	—
Accounts receivable, net	126,789	108,864
Contract assets	81,667	114,506
Inventories	242,993	210,582
Advances to suppliers, current portion	3,276	2,814
Project assets - plants and land, current portion	8,105	21,015
Prepaid expenses and other current assets	113,469	94,251
Total current assets	1,073,466	790,315

Restricted cash and cash equivalents, net of current portion	17,326	8,521
Property, plant and equipment, net	35,294	46,766
Operating lease right-of-use assets	59,226	54,070
Solar power systems leased, net	45,502	50,401
Goodwill	126,338	—
Other intangible assets, net	24,879	697
Other long-term assets	172,775	695,712
Total assets	$1,554,806	$1,646,482

Liabilities and Equity
Current liabilities:
Accounts payable	$177,055	$166,066
Accrued liabilities	114,908	121,915
Operating lease liabilities, current portion	12,153	9,736
Contract liabilities, current portion	88,844	72,424
Short-term debt	112,669	97,059
Convertible debt, current portion	—	62,531
Total current liabilities	505,629	529,731

Long-term debt	380	56,447
Convertible debt, net of current portion	423,677	422,443
Operating lease liabilities, net of current portion	38,766	43,608
Contract liabilities, net of current portion	27,801	30,170
Other long-term liabilities	168,529	157,597
Total liabilities	1,164,782	1,239,996

Equity:
Common stock	173	170
Additional paid-in capital	2,714,500	2,685,920

Accumulated deficit	(2,122,212)	(2,085,246)
Accumulated other comprehensive income (loss)	11,168	8,799
Treasury stock, at cost	(215,240)	(205,476)
Total stockholders' equity	388,389	404,167
Noncontrolling interests in subsidiaries	1,635	2,319
Total equity	390,024	406,486
Total liabilities and equity	$1,554,806	$1,646,482

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
Revenues:
Solar power systems, components, and other	$378,782	$318,607	$338,507	$1,302,034	$1,103,823
Leasing revenue	5,750	5,029	3,303	21,459	21,006
Total revenues	384,532	323,636	341,810	1,323,493	1,124,829
Cost of revenues:
Solar power systems, components, and other	329,423	260,251	264,515	1,089,831	946,164
Leasing revenue	4,057	3,735	2,144	12,055	11,538
Total cost of revenues	333,480	263,986	266,659	1,101,886	957,702
Gross profit	51,052	59,650	75,151	221,607	167,127
Operating expenses:
Research and development	4,365	2,979	3,275	17,070	22,381
Sales, general, and administrative	76,610	51,169	52,510	232,253	164,703
Restructuring charges (credits)	175	(230)	(134)	4,519	2,604
(Gain) loss on sale and impairment of residential lease assets	—	—	(208)	(294)	45
(Gain) loss on business divestitures, net	—	—	124	(224)	(10,334)
Income from transition services agreement, net[1]	956	(468)	(4,371)	(4,255)	(6,260)
Total operating expenses	82,106	53,450	51,196	249,069	173,139
Operating income (loss)	(31,054)	6,200	23,955	(27,462)	(6,012)
Other income (expense), net:
Interest income	39	83	72	288	754
Interest expense	(6,683)	(6,710)	(8,422)	(29,079)	(33,153)
Other, net	68,904	(86,074)	415,880	23,430	692,980
Other income (expense), net	62,260	(92,701)	407,530	(5,361)	660,581
Income (loss) from continuing operations before income taxes and equity in earnings (losses) of unconsolidated investees	31,206	(86,501)	431,485	(32,823)	654,569
(Provision for) benefits from income taxes	(10,212)	2,194	(18,833)	(5,219)	(57,549)
Net (loss) income from continuing operations	20,994	(84,307)	412,652	(38,042)	597,020
(Loss) income from discontinued operations before income taxes and equity in earnings (losses) of unconsolidated investees	—	—	—	—	(125,599)
Benefits from (provision for) income taxes	—	—	—	—	3,191
Equity in earnings (losses) of unconsolidated investees	—	—	—	—	(586)

Net (loss) income from discontinued operations, net of taxes	—	—	—	—	(122,994)
Net (loss) income	20,994	(84,307)	412,652	(38,042)	474,026
Net (income) loss from continuing operations attributable to noncontrolling interests	(798)	(69)	(177)	684	2,335
Net (income) loss from discontinued operations attributable to noncontrolling interests	—	—	—	—	(1,313)
Net (income) loss attributable to noncontrolling interests	(798)	(69)	(177)	684	1,022
Net (loss) income from continuing operations attributable to stockholders	20,196	(84,376)	412,475	(37,358)	599,355
Net (loss) income from discontinued operations attributable to stockholders	—	—	—	—	(124,307)
Net (loss) income attributable to stockholders	$20,196	$(84,376)	$412,475	$(37,358)	$475,048

Net income (loss) per share attributable to stockholders - basic:
Continuing operations	$0.12	$(0.49)	$2.42	$(0.22)	$3.53
Discontinued operations	$—	$—	$—	$—	$(0.73)
Net income (loss) per share - basic	$0.12	$(0.49)	$2.42	$(0.22)	$2.80

Net income (loss) per share attributable to stockholders - diluted:
Continuing operations	$0.11	$(0.49)	$2.08	$(0.22)	$3.11
Discontinued operations	$—	$—	$—	$—	$(0.63)
Net income (loss) per share - diluted	$0.11	$(0.49)	$2.08	$(0.22)	$2.48

Weighted-average shares:
Basic	173,019	172,885	170,267	172,436	169,801
Diluted	175,807	172,885	200,132	172,436	197,242

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
Cash flows from operating activities:
Net income (loss)	$20,994	$(84,307)	$412,652	$(38,042)	$474,026
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,008	1,681	2,567	11,506	48,304
Stock-based compensation	6,126	4,726	6,029	25,902	24,817
Non-cash interest expense	947	940	1,067	5,042	6,562
Equity in losses (earnings) of unconsolidated investees	—	—	—	—	586
Loss (gain) on equity investments	(68,950)	86,254	(416,455)	(21,712)	(692,100)
(Gain) loss on retirement of convertible debt	—	—	878	—	(2,182)
(Gain) loss on sale of investments	—	—	—	(1,162)	—
(Gain) loss on business divestitures, net	—	—	125	(224)	(10,334)
Deferred income taxes	9,797	(2,472)	17,602	5,688	19,241
(Gain) loss on sale and impairment of residential lease assets	—	—	209	(226)	1,024
Other, net	439	(120)	(464)	(5,670)	534
Changes in operating assets and liabilities:
Accounts receivable	(14,099)	(1,541)	(14,067)	(18,549)	98,962
Contract assets	6,163	4,189	10,708	34,850	(12,063)
Inventories	(1,567)	(5,583)	(17,701)	(5,325)	(29,808)
Project assets	1,581	(3,488)	3,015	4,398	(8,187)
Prepaid expenses and other assets	(21,786)	(11,512)	(1,837)	(32,701)	(6,161)
Operating lease right-of-use assets	2,548	2,344	654	11,257	10,552
Advances to suppliers	225	2,597	(2,814)	(462)	13,482
Accounts payable and other accrued liabilities	39,976	(14,016)	(3,129)	(16,269)	(78,269)
Contract liabilities	13,736	5,047	17,842	10,229	(35,976)
Operating lease liabilities	(2,549)	(3,868)	(1,759)	(13,006)	(10,401)
Net cash provided by (used in) operating activities	(2,411)	(19,129)	15,122	(44,476)	(187,391)
Cash flows from investing activities:
Purchases of property, plant, and equipment	(6,090)	(1,623)	(1,403)	(10,024)	(14,577)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
Investments in software development costs	(1,051)	(2,468)	—	(3,519)	—
Proceeds from sale of property, plant, and equipment	—	—	—	900	—
Cash paid for solar power systems	—	—	(1,134)	(635)	(6,528)
Purchases of marketable securities	—	—	—	—	(1,338)
Proceeds from maturities of marketable securities	—	—	—	—	6,588
Cash outflow upon Maxeon Solar Spin-off, net of proceeds	—	—	8,996	—	(131,136)
Cash received from sale of investments	—	—	—	1,200	—
Proceeds from business divestitures, net of de-consolidated cash	—	—	—	10,516	15,418
Proceeds from sale of equity investment	—	177,780	133,600	177,780	253,039
Cash paid for acquisitions, net of cash acquired	(124,200)	—	—	(124,200)	—
Proceeds from return of capital from equity investments	—	—	—	2,276	7,724
Net cash provided by (used in) investing activities	(131,341)	173,689	140,059	54,294	129,190
Cash flows from financing activities:
Proceeds from bank loans and other debt	28,412	28,273	32,752	152,081	216,483
Repayment of bank loans and other debt	(24,385)	(52,813)	(44,607)	(180,771)	(227,677)
Proceeds from issuance of non-recourse residential and commercial financing, net of issuance costs	—	—	1,355	—	14,789
Repayment of non-recourse residential and commercial financing	—	—	(1,813)	(9,798)	(9,044)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	—	—	—	22
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	—	(1,090)	—	(1,392)
Repayment of convertible debt	—	—	(239,554)	(62,757)	(334,732)
Proceeds from issuance of Maxeon Solar green convertible debt	—	—	—	—	200,000
Receipt of contingent asset of a prior business combination	—	—	—	—	2,245

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
Settlement of contingent consideration arrangement of a prior business combination	—	—	(776)	—	(776)
Issuance of common stock to executive	—	—	—	2,998	—
Equity offering costs paid	—	—	—	—	(928)
Purchases of stock for tax withholding obligations on vested restricted stock	(2,500)	(809)	(4,387)	(9,762)	(12,842)
Net cash (used in) provided by financing activities	1,527	(25,349)	(258,120)	(108,009)	(153,852)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	—	(22)	—	200
Net increase (decrease) in cash, cash equivalents, and restricted cash	(132,225)	129,211	(102,961)	(98,191)	(211,853)
Cash, cash equivalents, and restricted cash, beginning of period	280,838	151,627	349,765	246,804	458,657
Cash, cash equivalents, and restricted cash, end of period	$148,613	$280,838	$246,804	$148,613	$246,804

Reconciliation of cash, cash equivalents, and restricted cash to the unaudited consolidated balance sheets:
Cash and cash equivalents	$127,130	$268,574	$232,765	$127,130	$232,765
Restricted cash and cash equivalents, current portion	4,157	7,438	5,518	4,157	5,518
Restricted cash and cash equivalents, net of current portion	17,326	4,826	8,521	17,326	8,521
Total cash, cash equivalents, and restricted cash	$148,613	$280,838	$246,804	$148,613	$246,804

Supplemental disclosure of cash flow information:
Costs of solar power systems funded by liabilities	$—	$—	$635	$—	$635
Property, plant, and equipment acquisitions funded by liabilities	$(1,210)	$1,356	$866	$1,320	$866
Right-of-use assets obtained in exchange for lease obligations	$3,671	$4,429	$1,008	$19,628	$22,794
Deconsolidation of right-of-use assets and lease obligations	$—	$—	$—	$3,340	$—
Debt repaid in sale of commercial projects	$—	$—	$—	$5,585	$—
Fair value of contingent consideration for business combination	$11,100	$—	$—	$11,100	$—

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
Assumption of liabilities in connection with business divestitures	$—	$—	$9,056	$—	$9,056
Holdbacks in connection with business divestitures	$—	$—	$7,199	$—	$7,199
Costs of solar power systems sourced from existing inventory	$—	$—	$1,018	$—	$1,018
Cash paid for interest	$1,555	$10,168	$4,117	$25,289	$31,704
Cash paid for income taxes	$2,509	$83	$1,527	$22,825	$18,708

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestitures, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE. and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Results of operations of Legacy business to be exited: We exclude the results of operations of our legacy businesses that we have exited from our Non-GAAP results. These are reported within our Others segment, and include our Hillsboro, Oregon facility that ceased manufacturing and revenue generation in the first quarter of 2021, as well as, results of our legacy power plant and legacy O&M businesses, where we are not doing new business and the remaining activities comprise of true-up of estimated milestones payments, settlement of certain warranty obligations on projects and other wind-down activities. As such, they are not reflective of ongoing operating results.

•(Gain) loss on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of its residential lease business and retained a 51% membership interest. We record an impairment charge based on the expected fair value for a portion of residential lease assets portfolio that was retained. Any charges or credits on these remaining unsold residential lease assets impairment, as well as its corresponding depreciation savings, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude all expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets: We incur amortization of intangible assets as a result of acquisitions, which includes non-compete arrangements, patents, purchased technology, project pipeline assets, and in-process research and development, including the acquisition of Blue Raven. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they arise from prior acquisitions and are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•(Gain) loss on business divestitures, net: In the second quarter of fiscal 2021, we sold a portion of our residential lease business and certain commercial projects. We recognized a gain and a loss relating to these business divestitures, respectively. We believe that it is appropriate to exclude such gain and loss from the company's non-GAAP financial measures as it is not reflective of ongoing operating results.

•Executive transition costs: We incur non-recurring charges related to the hiring and transition of new executive officers. During fiscal 2021, we appointed a new chief executive officer, as well as other chief executives, and we are investing resources in those executive transitions, and in developing new members of management as we complete our restructuring transformation. We believe that it is appropriate to exclude these from our non-GAAP results as they are not reflective of ongoing operating results.

•Acquisition-related costs: We will incur certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid shortly after, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. A majority of the expense incurred in fourth quarter of fiscal 2021 represents cash paid to certain employees of Blue Raven for settlement of their pre-existing share-based payment plan, in excess of the respective fair value. Other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred and expect to continue to incur, non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
GAAP revenue	$384,532	$323,636	$341,810	$1,323,493	$1,124,829
Adjustments based on IFRS:
Legacy utility and power plant projects	$—	$—	$—	$—	$(207)
Other adjustments:
Results of operations of legacy business to be exited	$(318)	$(1,677)	$(4,331)	$(10,825)	$(27,131)
Construction revenue on solar services contracts	$—	$—	$—	$—	$5,392
Non-GAAP revenue	$384,214	$321,959	$337,479	$1,312,668	$1,102,883

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
GAAP gross profit from continuing operations	$51,052	$59,650	$75,151	$221,607	$167,127
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20
Other adjustments:
Results of operations of legacy business to be exited	1,586	291	110	5,180	7,412
Construction revenue on solar service contracts	—	—	—	—	4,735
(Gain) loss on sale and impairment of residential lease assets	(275)	(249)	(485)	(1,537)	(1,860)
Stock-based compensation expense	1,183	1,029	952	4,062	2,605
Amortization of intangible assets	—	—	—	—	4,759
Restructuring (credits) charges	—	—	(12)	—	(12)
Non-GAAP gross profit	$53,546	$60,721	$75,716	$229,312	$184,752

GAAP gross margin (%)	13.3%	18.4%	22.0%	16.7%	14.9%
Non-GAAP gross margin (%)	13.9%	18.9%	22.4%	17.5%	16.8%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
GAAP net income (loss) from continuing operations attributable to stockholders	$20,196	$(84,376)	$412,475	$(37,358)	$599,355
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20
Mark-to-market (gain) loss on equity investments	(68,950)	86,254	(416,456)	(21,712)	(690,818)
Other adjustments:
Results of operations of legacy business to be exited	2,661	938	294	11,683	9,383
Construction revenue on solar service contracts	—	—	—	—	4,735
(Gain) loss on sale and impairment of residential lease assets	(275)	(249)	(693)	(6,494)	(1,815)
Litigation	(9,311)	1,623	3,650	888	4,530
Stock-based compensation expense	6,040	4,693	6,008	25,717	19,387
Amortization of intangible assets	1,579	—	—	1,579	4,759
(Gain) loss on business divestitures, net	—	—	53	(224)	(10,476)
Transaction-related costs	1,545	1,329	175	3,229	2,033
Executive transition costs	1,254	827	—	2,583	—
Business reorganization costs	(129)	1,045	1,537	2,771	1,537
Restructuring (credits) charges	191	(154)	(146)	803	1,935
(Gain) loss on convertible debt repurchased	—	—	540	—	(2,520)
Acquisition-related costs	18,764	—	—	18,764	—
Tax effect	13,661	(1,293)	18,699	10,272	54,314
Non-GAAP net income (loss) attributable to stockholders	$(12,774)	$10,637	$26,136	$12,501	$(3,675)

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$20,196	$(84,376)	$412,475	$(37,358)	$599,355
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	—	3,126	—	12,499
Add: Interest expense on 0.875% debenture due 2021, net of tax	—	—	421	—	1,824
GAAP net income (loss) available to common stockholders[1]	$20,196	$(84,376)	$416,022	$(37,358)	$613,678

Non-GAAP net income (loss) available to common stockholders[1]	$(12,774)	$10,637	$26,136	$12,501	$(3,675)

Denominator:
GAAP weighted-average shares	173,019	172,885	170,267	172,436	169,801
Effect of dilutive securities:
Restricted stock units	2,788	—	5,217	—	318
0.875% debentures due 2021	—	—	7,581	—	10,055
4.00% debentures due 2023	—	—	17,068	—	17,068
GAAP dilutive weighted-average common shares:	175,807	172,885	200,133	172,436	197,242

Non-GAAP weighted-average shares	173,019	172,885	170,267	172,436	169,801
Effect of dilutive securities:
Restricted stock units	—	2,680	5,216	2,680	—
4.00% debentures due 2023	—	—	17,068	—	—
Non-GAAP dilutive weighted-average common shares[1]	173,019	175,565	192,551	175,116	169,801

GAAP dilutive net income (loss) per share - continuing operations	$0.11	$(0.49)	$2.08	$(0.22)	$3.11
Non-GAAP dilutive net income (loss) per share - continuing operations	$(0.07)	$0.06	$0.14	$0.07	$(0.02)

1 In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.00% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 2, 2022	October 3, 2021	January 3, 2021	January 2, 2022	January 3, 2021
GAAP net income (loss) from continuing operations attributable to stockholders	$20,196	$(84,376)	$412,475	$(37,358)	$599,355
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20
Mark-to-market (gain) loss on equity investments	(68,950)	86,254	(416,456)	(21,712)	(690,818)
Other adjustments:
Results of operations of legacy business to be exited	2,661	938	294	11,683	9,383
Construction revenue on solar service contracts	—	—	—	—	4,735
Gain on sale and impairment of residential lease assets	(275)	(249)	(693)	(6,494)	(1,815)
Litigation	(9,311)	1,623	3,650	888	4,530
Stock-based compensation expense	6,040	4,693	6,008	25,717	19,387
Amortization of intangible assets	1,579	—	—	1,579	4,759
(Gain) loss on business divestitures, net	—	—	53	(224)	(10,476)
Transaction-related costs	1,545	1,329	175	3,229	2,033
Executive transition costs	1,254	827	—	2,583	—
Business reorganization costs	(129)	1,045	1,537	2,771	1,537
Restructuring charges	191	(154)	(146)	803	1,935
(Gain) loss on convertible debt repurchased	—	—	540	—	(2,520)
Acquisition-related costs	18,764	—	—	18,764	—
Cash interest expense, net of interest income	6,582	6,543	8,348	28,566	32,435
Provision for (benefit from) income taxes	9,646	(2,194)	18,834	4,627	57,550
Depreciation	2,633	1,928	2,893	11,384	14,752
Adjusted EBITDA	$(7,574)	$18,207	$37,512	$46,806	$46,748

FY 2022 GUIDANCE

(in thousands)	FY 2022
Residential Customers	73,000 - 80,000
Residential Adjusted EBITDA/Customer[1]	$2,000 - $2,400
Adjusted EBITDA	$90 million -$110 million
Net Income (GAAP)	$85 million -$105 million

1.Excluding Product & Digital operating expenses for Residential only.
2.Adjusted EBITDA guidance for FY 2022 includes net adjustments that decrease GAAP net income by approximately $5 million primarily relating to the following adjustments: stock-based compensation expense, results of operations of legacy business to be exited, (gain) loss on business divestitures, net, acquisition-related costs, interest expense, depreciation and amortization, income taxes, and other non-recurring adjustments.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	January 2, 2022
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring (credits) charges	(Gain) loss on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$347,512	$36,702	$318	$—	$61,773	$(9,135)	$(1,350)	$(236)	$—	$—	$—	$—	$—	$—	$—	$20,196
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(68,950)	—	(68,950)
Other adjustments:
Results of operations of legacy business to be exited	—	—	(318)	—	—	—	1,350	236	—	539	(15)	—	—	(14)	565	2,661
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(275)	—	—	—	—	—	—	—	—	—	—	(275)
Litigation	—	—	—	—	—	—	—	—	—	(9,311)	—	—	—	—	—	(9,311)
Executive transition costs	—	—	—	—	—	—	—	—	—	1,254	—	—	—	—	—	1,254
Stock-based compensation expense	—	—	—	—	708	475	—	—	625	4,232	—	—	—	—	—	6,040
Amortization of intangible assets	—	—	—	—	—	—	—	—	—	1,579	—	—	—	—	—	1,579
(Gain) loss on business divestitures, net	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Business reorganization costs	—	—	—	—	—	—	—	—	—	(129)	—	—	—	—	—	(129)
Transaction-related costs	—	—	—	—	—	—	—	—	—	1,545	—	—	—	—	—	1,545
Restructuring (credits) charges	—	—	—	—	—	—	—	—	—	—	191	—	—	—	—	191
Acquisition-related costs	—	—	—	—	—	—	—	—	—	18,764	—	—	—	—	—	18,764
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	13,661	13,661
Non-GAAP	$347,512	$36,702	$—	$—	$62,206	$(8,660)	$—	$—								$(12,774)

	October 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring (credits) charges	(Gain) loss on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$281,635	$40,324	$1,677	$—	$62,680	$(2,739)	$(208)	$(83)	$—	$—	$—	$—	$—	$—	$—	$(84,376)
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	86,254	—	86,254
Other adjustments:
Results of operations of legacy business to be exited	—	—	(1,677)	—	—	—	208	83	—	469	(75)	—	—	253	—	938
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(249)	—	—	—	—	—	—	—	—	—	—	(249)
Litigation	—	—	—	—	—	—	—	—	—	1,623	—	—	—	—	—	1,623
Executive transition costs	—	—	—	—	—	—	—	—	—	827	—	—	—	—	—	827
Stock-based compensation expense	—	—	—	—	677	352	—	—	624	3,040	—	—	—	—	—	4,693
Business reorganization costs	—	—	—	—	—	—	—	—	—	1,045	—	—	—	—	—	1,045
Transaction-related costs	—	—	—	—	—	—	—	—	—	1,397	—	—	—	(68)	—	1,329
Restructuring (credits) charges	—	—	—	—	—	—	—	—	—	—	(154)	—	—	—	—	(154)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,293)	(1,293)
Non-GAAP	$281,635	$40,324	$—	$—	$63,108	$(2,387)	$—	$—								$10,637

	January 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring (credits) charges	(Gain) loss on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$257,932	$79,547	$9,959	$(5,628)	$61,128	$14,133	$(5,875)	$5,765	$—	$—	$—	$—	$—	$—	$—	$412,475
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(416,456)	—	(416,456)
Other adjustments:
Results of operations of legacy business to be exited	—	—	(9,959)	5,628	—	—	5,875	(5,765)	(4)	170	—	—	—	18	—	294
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(485)	—	—	—	—	—	—	(208)	—	—	—	(693)
Litigation	—	—	—	—	—	—	—	—	—	3,650	—	—	—	—	—	3,650
Stock-based compensation expense	—	—	—	—	952	—	—	—	904	4,152	—	—	—	—	—	6,008
(Gain) loss on business divestitures, net	—	—	—	—	—	—	—	—	—	—	—	—	124	(71)	—	53
Business reorganization costs	—	—	—	—	—	—	—	—	—	1,537	—	—	—	—	—	1,537
Transaction-related costs	—	—	—	—	—	—	—	—	—	175	—	—	—	—	—	175
Restructuring (credits) charges	—	—	—	—	(12)	—	—	—	—	—	(134)	—	—	—	—	(146)
(Gain) loss on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	540	—	540
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,699	18,699
Non-GAAP	$257,932	$79,547	$—	$—	$61,583	$14,133	$—	$—								$26,136

TWELVE MONTHS ENDED

	January 2, 2022
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring (credits) charges	(Gain) loss on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$1,121,203	$191,465	$10,814	$11	$234,129	$(7,342)	$(6,541)	$1,361	$—	$—	$—	$—	$—	$—	$—	$(37,358)
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(21,712)	—	(21,712)
Other adjustments:
Results of operations of legacy business to be exited	—	—	(10,814)	(11)	—	—	6,541	(1,361)	—	1,907	3,718	—	—	284	594	11,683
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(1,537)	—	—	—	—	(4,663)	—	(294)	—	—	—	(6,494)
Litigation	—	—	—	—	—	—	—	—	—	888	—	—	—	—	—	888
Executive transition costs	—	—	—	—	—	—	—	—	—	2,583	—	—	—	—	—	2,583
Stock-based compensation expense	—	—	—	—	2,853	1,209	—	—	3,075	18,580	—	—	—	—	—	25,717
Amortization of intangible assets	—	—	—	—	—	—	—	—	—	1,579	—	—	—	—	—	1,579
(Gain) loss on business divestiture	—	—	—	—	—	—	—	—	—	—	—	—	(224)	—	—	(224)
Business reorganization costs	—	—	—	—	—	—	—	—	—	2,771	—	—	—	—	—	2,771
Transaction-related costs	—	—	—	—	—	—	—	—	—	3,476	—	—	—	(247)	—	3,229
Restructuring (credits) charges	—	—	—	—	—	—	—	—	—	—	803	—	—	—	—	803
Acquisition-related costs	—	—	—	—	—	—	—	—	—	18,764	—	—	—	—	—	18,764
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10,272	10,272
Non-GAAP	$1,121,203	$191,465	$—	$—	$235,445	$(6,133)	$—	$—								$12,501

	January 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring (credits) charges	(Gain) loss on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$842,680	$255,018	$65,574	$(38,443)	$150,596	$23,943	$(24,782)	$17,370	$—	$—	$—	$—	$—	$—	$—	$599,355
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—	—	(34)	—	—	—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20	—	—	—	—	—	—	—	—	—	—	20
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(690,818)	—	(690,818)
Other adjustments:
Results of operations of legacy business to be exited	—	—	(65,574)	38,443	—	—	24,782	(17,370)	(4)	766	57	—	—	1,028	—	9,383
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(1,860)	—	—	—	—	—	—	45	—	—	—	(1,815)
Construction revenue on solar services contracts	5,392	—	—	—	4,735	—	—	—	—	—	—	—	—	—	—	4,735
Litigation	—	—	—	—	—	—	—	—	—	4,530	—	—	—	—	—	4,530
Stock-based compensation expense	—	—	—	—	2,605	—	—	—	904	15,878	—	—	—	—	—	19,387
Amortization of intangible assets	—	—	—	—	—	4,759	—	—	—	—	—	—	—	—	—	4,759
(Gain) loss on business divestitures, net	—	—	—	—	—	—	—	—	—	—	—	—	(10,334)	(142)	—	(10,476)
Business reorganization costs	—	—	—	—	—	—	—	—	—	1,537	—	—	—	—	—	1,537
Transaction-related costs	—	—	—	—	—	—	—	—	—	2,033	—	—	—	—	—	2,033
Restructuring charges (credits)	—	—	—	—	(12)	—	—	—	—	—	1,947	—	—	—	—	1,935
(Gain) loss on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,520)	—	(2,520)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	54,314	54,314
Non-GAAP	$848,072	$254,811	$—	$—	$156,084	$28,668	$—	$—								$(3,675)